Exhibit 10 Keyport Charter

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 1 to this Registration Statement No. 333-111642 of Keyport Variable Account A on Form N-4 of our report dated March 31, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the use of the financial statements for the year ended December 31, 2001 audited by other auditors in deriving the information contained in footnote 5 for the year ended December 31, 2001) accompanying the financial statements of Keyport Variable Account A appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 29, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001, the adoption of provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, and the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," effective October 1, 2003, described in Note 1) accompanying the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) appearing in such Statement of Additional Information, which is part of such Registration Statement, and to the use of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, described in Note 1) accompanying the consolidated financial statements of Keyport Life Insurance Company appearing in such Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2004

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report dated February 7, 2002 (except for the second paragraph of "Principles of Consolidation" in Note 2, as to which the date is December 31, 2002) with respect to the consolidated financial statements of Keyport Life Insurance Company, included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-4, Nos. 333-111642 and 811-07543).

/s/ERNST & YOUNG LLP

Boston, Massachusetts

April 14, 2004